As filed with the Securities and Exchange Commission on November 12, 2009
Registration No. 333-113710

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
POST-EFFECTIVE
AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
____________________________________
SUN HEALTHCARE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	85-0410612 (I.R.S. Employer Identification Number)
18831 Von Karman, Suite 400
Irvine, California 92612
(949) 255-7100
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Michael Berg, Esq.
Sun Healthcare Group, Inc.
101 Sun Avenue NE
Albuquerque, New Mexico 87109
(505) 821-3355
(Name, Address, including zip code, and telephone number, including area code, of Agent for Service)
COPY TO:
Andor D. Terner, Esq.
O'Melveny & Myers LLP
610 Newport Center Dr., Suite 1700
Newport Beach, California 92660
(949) 760-9600
____________________________________
Approximate date of commencement of proposed sale to the public:  Not applicable
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box ☐
        Indicate by check mark whether the registrant is a large accelerated filed, an accelerated filed, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
        Large accelerated filer ☐                                                                                                    Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)                     Smaller reporting company ☐

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EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 (File No. 333-113710) previously filed by Sun Healthcare Group, Inc., a Delaware corporation (the “Registrant”), on March 18, 2004 (the “Registration Statement”).  The Registration Statement registered 6,443,129 shares of common stock, par value $0.01 per share, for resale by the selling stockholders named therein.  The Registrant hereby amends the Registration Statement to deregister all shares of the Common Stock of the Registrant that remain unsold under this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on November 11, 2009.

SUN HEALTHCARE GROUP, INC.

By: /s/ Richard K. Matros
Richard K. Matros
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard K. Matros Richard K. Matros	Chairman and Chief Executive Officer (Principal Executive Officer)	November 11, 2009

/s/ L. Bryan Shaul L. Bryan Shaul	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	November 11, 2009

/s/ Gregory S. Anderson Gregory S. Anderson	Director	November 11, 2009

/s/ Tony M. Astorga Tony M. Astorga	Director	November 11, 2009

/s/ Christian K. Bement Christian K. Bement	Director	November 11, 2009

/s/ Michael J. Foster Michael J. Foster	Director	November 11, 2009

/s/ Barbara B. Kennelly Barbara B. Kennelly	Director	November 11, 2009

/s/ Steven M. Looney Steven M. Looney	Director	November 11, 2009

/s/ Milton J. Walters Milton J. Walters	Director	November 11, 2009